UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2023

VILLAGE FARMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Ontario	001-38783	98-1007671
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employee Identification No.)

4700-80th Street

Delta, British Columbia Canada

(Address of Principal Executive Offices)

V4K 3N3

(zip code)

(604) 940-6012

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, without par value	VFF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 26, 2023, Village Farms International, Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) for the purchase and sale of 18,350,000 of its common shares, no par value per share (“Common Shares”), at US$1.35 per share together with accompanying warrants to purchase up to 18,350,000 Common Shares, which have an exercise price of US$1.65 per share (the “Warrants”), pursuant to a registered direct offering (the “Offering”). The Offering was made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-257857), which was filed with the Securities and Exchange Commission (the “Commission”) on July 12, 2021 and amended on June 9, 2022 and declared effective by the Commission on June 21, 2022.

On January 30, 2023, the Company closed the Offering. The gross proceeds from the offering will be approximately US$25 million before deducting placement agent fees and other offering expenses payable by the Company. The proceeds from the Offering are intended to be used for general working capital. The accompanying Warrants have an exercise price of US$1.65 and will be exercisable beginning six months from issuance and will expire five years from the date of initial exercisability. Proceeds from the exercise of all the warrants would be approximately US$30 million over this period.

The representations, warranties and covenants contained in each Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, a form of Securities Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A.G.P./Alliance Global Partners and Cantor Fitzgerald & Co. acted as co-lead placement agents (collectively, the “Placement Agents”) for the Offering pursuant to a Placement Agent Agreement, dated January 26, 2023 (the “Placement Agent Agreement”). Under the Placement Agent Agreement, the Placement Agents each agreed to use commercially reasonable “best efforts” to arrange for the sale of the Common Shares and the Warrants, and the Company agreed to pay the Placement Agents a cash fee equal to 5.5% of the gross proceeds of the Offering. The Placement Agent Agreement contains customary representations, warranties and indemnification by the Company. In addition, in connection with the Offering, the directors and executive officers of the Company entered into lock-up agreements with the Placement Agents (the “Lock-Up Agreements”), which each provide for a 90-day lockup period, subject to customary exceptions.

The foregoing descriptions of the Placement Agent Agreement, the Securities Purchase Agreements, the Warrants and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Placement Agent Agreement, the form of Warrant, the form of Securities Purchase Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 1.1, 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On January 30, 2023, the Company issued a press release announcing that it has closed the Offering. A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Title

1.1	Placement Agent Agreement, dated January 26, 2023, among Village Farms International, Inc., A.G.P./Alliance Global Partners and Cantor Fitzgerald & Co.

4.1	Form of Warrant

5.1	Opinion of Torys LLP, dated January 30, 2023

10.1	Form of Securities Purchase Agreement

10.2	Form of Lock-Up Agreement

23.1	Consent of Torys LLP (contained in Exhibit 5.1 above)

99.1	Closing Press Release dated January 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2023

VILLAGE FARMS INTERNATIONAL, INC.

By:	/s/ Stephen C. Ruffini
Name:	Stephen C. Ruffini
Title:	Executive Vice President and Chief Financial Officer